POWER OF ATTORNEY

The undersigned hereby authorizes and delegates each of Dawne S. Hickton, William T. Hull and Chad Whalen (the "Attorneys") as his fully authorized attorney-in-fact for the purpose of signing and filing on behalf of the undersigned the Initial Statement of Beneficial Ownership of Securities, Statements of Changes of Beneficial Ownership of Securities, Annual Statements of Changes in Beneficial Ownership of Securities, and Notices of Proposed Sale of Securities Pursuant to Rule 144 Under the Securities Act of 1933, or any successor forms thereto (the "Forms") with respect to RTI International Metals, Inc. ("RTI"), and any other forms that may be required or as they deem necessary to comply with the Securities and Exchange Act of 1934. This Power of Attorney authorizes each of the Attorneys to sign and file the Forms on behalf of the undersigned from the date hereof until the undersigned ceases to be a director or officer of RTI subject to Section 16 of the Securities Exchange Act of 1934.

              /s/ Mario Longhi

Date:  April 22, 2013